Exhibit 10.19

FORM OF

RALLIANT CORPORATION

NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

Election Form

This Agreement made as of ____ by and between ____ (the “Participant”), and Ralliant Corporation (the “Company”) pursuant to the Ralliant Corporation Non-Employee Directors’ Deferred Compensation Plan (the “Sub-Plan”).

WHEREAS, the Company has established the Sub-Plan under the Ralliant Corporation 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”) for the benefit of its eligible non-employee Directors, and the Participant is eligible to make an election regarding (i) the form in which the Participant will receive all of his or her aggregate Annual Retainer in any Deferral Year and (ii) the delivery date of his or her Annual Equity Grant, in each case pursuant to the terms and conditions of the Sub-Plan.

NOW, THEREFORE, the parties agree as follows:

(i) General. Capitalized terms not defined herein shall have the same meaning as set forth in the 2025 Stock Incentive Plan or the Sub-Plan. In the event of a conflict or inconsistency between this Election Form and the Sub-Plan, the Sub-Plan shall control.

(ii) Form of Annual Retainer Election. The Company and the Participant agree that the Annual Retainer payable to the Participant with respect to services performed during a Deferral Year beginning after the date hereof (or with respect to a newly-appointed Director, during the remainder of the Deferral Year after this Election Form is submitted to the Administrator), and each Deferral Year thereafter except to the extent this Election Form is changed, shall be paid in the form of:

Please check one of the following:

☐	100% in Cash Retainer;

☐	100% in Equity Retainer (with a delivery date as selected in paragraph (iv) below); or

☐	_____% in Equity Retainer, with the remainder in Cash Retainer;

(iii) Form of Annual Equity Grant Election. The Company and the Participant agree that the Annual Equity Grant that would have been granted to the Participant with respect to services performed during the calendar year beginning after the date hereof (or with respect to a newly-appointed Director, during the remainder of the calendar year after this Election Form is submitted to the Administrator), and each calendar thereafter except to the extent this Election Form is changed, shall be paid in the form of:

Please check one of the following:

☐	100% in Equity Retainer (with a delivery date as selected in paragraph (iv) below); or

☐	100% in Annual Equity Grant (delivered immediately upon vesting).

(iv) Delivery Date. In the event that the Participant elects to receive (x) any portion of the Annual Retainer in the form of an Equity Retainer pursuant to paragraph (ii) above or (y) the Annual Equity Grant in the form of an Equity Retainer pursuant to paragraph (iii) above, the Company and the Participant agree that the delivery date for such Equity Retainer shall be the earlier of (1) the date elected by the Participant below and (2) the date the Participant dies:

Please check one of the following:

☐	First day of the seventh month following Separation from Service

☐	First anniversary of Separation from Service

☐	Third anniversary of Separation from Service

☐	Fifth anniversary of Separation from Service

(v) Timing and Irrevocability of Election. Once a Participant has submitted an Election Form, the Participant may only change the Election Form, or change the form of his or her Annual Retainer or the delivery date of his or her Annual Equity Grant, if he or she notifies the Administrator in writing of the change prior to December 31 of the calendar year preceding the Deferral Year (or applicable calendar year) for which the change is to be effective. If the Participant changes his or her election, the change shall be effective beginning with the Deferral Year (or applicable calendar year) following the calendar year in which the change is made. With regard only to a Participant who is initially appointed as a Director after December 31 of the calendar year preceding the Deferral Year (or applicable calendar year) for which the election is to be effective, this Election Form must be received no later than the date the Participant initially becomes eligible to participate in the Sub-Plan to be effective.

(vi) Participant Acknowledgement. The Participant acknowledges receipt of the Sub-Plan, the 2025 Stock Incentive Plan and the prospectus relating thereto and agrees to be bound by all the terms and provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

By:
Name:

Title: